Exhibit 99.1

August 5, 2024

TXNM Energy (NYSE: TXNM) Completes Name Change from PNM Resources

(ALBUQUERQUE, N.M.) – TXNM Energy, Inc. (NYSE: TXNM) has completed its holding company name change, effective as of 5:00pm ET on August 2, 2024.

The common stock continues to be listed on the New York Stock Exchange under the ticker “TXNM”, effective at the start of trading today, August 5, 2024.

TXNM Energy was previously named PNM Resources with common stock traded under the ticker “PNM”. The CUSIP number for the common stock remains unchanged (69349H107).

There are no significant structural or organization impacts to the company associated with the name change, and shareholders do not need to take any action. All outstanding shares of PNM Resources have become TXNM Energy shares.

Coinciding with the change, TXNM Energy’s website is now www.txnmenergy.com.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, NM., delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2783

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for TXNM Energy, Inc. (“TXNM”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. TXNM, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM, PNM, and TNMP caution readers not to place undue reliance on these statements. TXNM's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.